UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 22, 2007

Echo Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of Incorporation)	000-23017 (Commission File Number)	41-1649949 (I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On December 22, 2007, the Registrant granted a total of 1,800,000 non-qualified stock options (the “NQSOs”) to certain key executives and directors pursuant to Nonqualified Stock Option Agreements dated as of December 22, 2007 by and between the Company and each individual executive and director (outside of the Registrant's 2003 Stock Option and Incentive Plan, as amended) for the amounts listed below:

Patrick T. Mooney, M.D.	500,000
Shawn K. Singh, J.D.	500,000
Harry G. Mitchell	300,000
Michael R. Wigley	200,000
Robert S. Langer, Sc.D.	100,000
Walter W. Withoshkin	200,000
          The NQSOs have an exercise price of $1.39 per share and expire on December 22, 2017. One-third of the NQSOs vest on the grant date and one-third of the options will vest on each of the first and second anniversaries of the grant date. The NQSOs vest upon a “change in control,” as such term is defined in the Nonqualified Stock Agreements.
          The foregoing description of the Nonqualified Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Nonqualified Stock Option Agreement, the form of which is included as Exhibit 10.1 to this current report and is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          The information set forth in Item 1.01 is incorporated by reference into this Item 5.02 with respect to the grant of NQSOs to Patrick Mooney, M.D., Chief Executive Officer, Shawn Singh, J.D., President (interim), and Harry G. Mitchell, Chief Operating Officer and Chief Financial Officer.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Nonqualified Stock Option Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: December 31, 2007	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Nonqualified Stock Option Agreement.